EXHIBIT 99.01

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Fuld, Jr., certify that:

1.                                       The Annual Report on Form 10-K for the fiscal year ended November 30, 2002 (the “Report”) of Lehman Brothers Holdings Inc. (the “Company”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:      February 28, 2003

/s/ RICHARD S. FULD, JR.
Richard S. Fuld, Jr.
Chairman and Chief Executive Officer